EXHIBIT 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated March 18, 2003 with respect to the consolidated financial statements of HBOA Holdings, Inc. included in this Annual Report on Form 10-KSB/A for the fiscal year ended December 31, 2002, into the Company's previously filed Registration Statement on Form S-8 filed on December 21, 2000 (Registration No. 333-52424) and the Company's Post-Effective No. 1 to its Registration Statement on Form S-8 filed on December 14, 2000 (Registration No. 333-50076).

/s/ Berkovits, Lago & Company, LLP

Plantation Florida
April 29, 2003